UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 13, 2023

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Main Street, Chatham, New Jersey 07928

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 904-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On November 13, 2023, Tonix Pharmaceuticals Holding Corp. (the “Company”) announced that the first participant was enrolled in an investigator-initiated Phase 2 study of its TNX-1900 (intranasal potentiated oxytocin) product candidate for improving bone health in children with autism spectrum disorder (“ASD”) at Massachusetts General Hospital (“MGH”). A copy of the press release which discusses this matter is furnished hereto as Exhibit 99.01, and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.01 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the United States Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On November 13, 2023, the Company announced that the first participant was enrolled in an investigator-initiated Phase 2 study of TNX-1900 for improving bone health in children with ASD, named the BOX study, at MGH. The aim of this Department of Defense-funded study is to investigate the efficacy and safety of TNX-1900 as a novel therapeutic agent to increase bone density and improve bone structure and strength in children with ASD. The Company is providing active drug and placebo for the BOX study as part of a drug donation agreement with MGH. MGH is the sponsor of the trial, which is being conducted under an investigator-initiated investigational new drug (“IND”) application.

Dr. Madhusmita Misra, M.D., MPH, Chief, Division of Pediatric Endocrinology, Department of Pediatrics, Mass General for Children, is the principal investigator of the study, and Drs. Elizabeth A. Lawson, M.D., M.M.Sc., Director, Interdisciplinary Oxytocin Research Program in the Neuroendocrine Unit, Department of Medicine, MGH, and Ann Neumeyer, M.D., Medical Director of Lurie Center for Autism, Department of Pediatrics and Neurology, Mass General for Children, are co-investigators on the study.

The Phase 2 investigator-initiated BOX study is a randomized, placebo-controlled study to evaluate the effects of twice daily administration of TNX-1900 on bone measures in children with ASD. Study subjects, ages six to 18 years old, will be randomized 1:1 to receive TNX-1900 twice per day or placebo for 12 months in the double-blind phase, followed by a six-month open label phase during which all study subjects will receive TNX-1900 twice daily. The primary endpoint is the difference between TNX-1900 compared to placebo groups in 12-month change in whole body less head bone mineral density Z-scores. A Z-score compares one’s bone density to the average bone density of age and gender matched controls. The study will also investigate the effects of oxytocin on social impairment associated with autism as a secondary outcome.

Forward- Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical trials, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the SEC. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.
	99.01 104	Press release of the Company, dated November 13, 2023 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: November 13, 2023	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer